Exhibit 3



                            CIRCUIT CITY STORES, INC.
                                     BYLAWS

                             AS AMENDED AND RESTATED

                                December 20, 2001

                                TABLE OF CONTENTS


                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

   1.1        Place and Time of Meetings......................................1
   1.2        Organization and Order of Business..............................1
   1.3        Annual Meeting..................................................1
   1.4        Special Meetings................................................2
   1.5        Record Dates....................................................2
   1.6        Notice of Meetings..............................................3
   1.7        Waiver of Notice; Attendance at Meeting.........................3
   1.8        Quorum and Voting Requirements..................................4
   1.9        Proxies.........................................................4
   1.10       Voting List.....................................................4

                                   ARTICLE II
                                    DIRECTORS

   2.1        General Powers..................................................5
   2.2        Number and Term.................................................5
   2.3        Nomination of Directors.........................................5
   2.4        Election........................................................6
   2.5        Removal; Vacancies..............................................6
   2.6        Annual and Regular Meetings.....................................6
   2.7        Special Meetings................................................6
   2.8        Notice of Meetings..............................................7
   2.9        Waiver of Notice; Attendance at Meeting.........................7
   2.10       Quorum; Voting..................................................7
   2.11       Telephonic Meetings.............................................7
   2.12       Action Without Meeting..........................................7
   2.13       Compensation....................................................8
   2.14       Director Emeritus...............................................8
   2.15       Chairman and Vice Chairman......................................8


                                        i

                                   ARTICLE III
                             COMMITTEES OF DIRECTORS

   3.1        Committees......................................................8
   3.2        Authority of Committees.........................................8
   3.3        Executive Committee.............................................8
   3.4        Audit Committee.................................................9
   3.5        Nominating and Governance Committee.............................9
   3.6        Compensation and Personnel Committee............................9
   3.7        Committee Meetings; Miscellaneous..............................10


                                   ARTICLE IV
                                    OFFICERS

   4.1        Officers.......................................................10
   4.2        Election; Term.................................................10
   4.3        Removal of Officers............................................10
   4.4        Duties of the President........................................11
   4.5        Duties of the Vice President...................................11
   4.6        Duties of the Secretary........................................11
   4.7        Duties of the Chief Financial Officer..........................11
   4.8        Duties of the Assistant Secretary..............................11
   4.9        Duties of Other Officers.......................................11
   4.10       Voting Securities of Other Corporations........................12
   4.11       Compensation...................................................12
   4.12       Bonds..........................................................12


                                    ARTICLE V
                               EVIDENCE OF SHARES

   5.1        Form...........................................................12
   5.2        Transfer.......................................................13
   5.3        Restrictions on Transfer.......................................13
   5.4        Lost or Destroyed Share Certificates...........................13
   5.5        Registered Shareholders........................................13


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

   6.1        Certain Definitions............................................13
   6.2        Corporate Seal.................................................13
   6.3        Fiscal Year....................................................13
   6.4        Amendments.....................................................14
   6.5        General........................................................14


                                       ii





                            CIRCUIT CITY STORES, INC.
                                     BYLAWS

                                   ARTICLE I
                            MEETINGS OF SHAREHOLDERS

         1.1 Place and Time of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation or at such place, either within or without the Commonwealth of Virginia, and at such time as may be provided in the notice of the meeting and approved by the Board of Directors.

         1.2 Organization and Order of Business. The Chairman or, in the Chairman's absence, the President shall serve as chairman at all meetings of the shareholders. In the absence of both of the foregoing persons or if both of them decline to serve, a majority of the shares entitled to vote at a meeting may appoint any person entitled to vote at the meeting to act as chairman. The Secretary or, in the Secretary's absence, an Assistant Secretary shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         The Chairman shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he or she may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation,
(iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

         Any business which might properly have been conducted on an original meeting date may come before an adjourned meeting when reconvened.

         1.3 Annual Meeting. The annual meeting of shareholders shall be held on the Tuesday in June of each year which is closest to June 16. If such day is a legal holiday, then the annual meeting of shareholders shall be held on the next succeeding business day. Alternatively, the annual meeting may be held at such other time as may be provided in the notice of the meeting and approved by the Board of Directors.

         At each annual meeting of shareholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a shareholder who is a shareholder of record of a class of shares entitled to vote on the business such shareholder is proposing and who is such a shareholder of record, both at the time of the giving of the shareholder's notice hereinafter described in this Section 1.3 and on the record date for such annual meeting, and who complies with the notice procedures set forth in this Section 1.3.

         In order to bring before an annual meeting of shareholders any business which may properly be considered and which a shareholder has not sought to have included in the Corporation's proxy statement for the meeting, a shareholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a shareholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary at the principal office of the Corporation or by first class United States mail, with postage thereon prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received (i) on or after February 1st and before March 1st of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 90 days before the date of the meeting if the date of such meeting, as prescribed in these bylaws, has been changed by more than 30 days.

         Each such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing business, (ii) the class and number of shares of stock of the Corporation beneficially owned by such shareholder, (iii) a representation that such shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business and (v) any interest which the shareholder may have in such business.

         The Secretary or Assistant Secretary shall deliver each shareholder's notice that has been timely received to the Chairman for review.

         Notwithstanding the foregoing provisions of this Section 1.3, a shareholder seeking to have a proposal included in the Corporation's proxy statement for an annual meeting of shareholders shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, or with any successor regulation.

         1.4 Special Meetings. Special meetings of the shareholders may be called only by the Chairman, the President or the Board of Directors. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

         1.5 Record Dates. The Board of Directors shall fix, in advance, a record date to make a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or to receive any dividend or for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders.

         When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

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         1.6     Notice of Meetings.  Written notice stating the place,  day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by mail not less than 10 nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) to each shareholder of record entitled to vote at such meeting. Such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid and addressed to the shareholder at his or her address as it appears on the share transfer books of the Corporation.

         Notice of a shareholder's meeting to act on (i) an amendment of the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of business or (iv) the dissolution of the Corporation, shall be given, in the manner provided above, not less than 25 nor more than 60 days before the date of the meeting. Any notice given pursuant to this section shall state that the purpose, or one of the purposes, of the meeting is to consider such action and shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of merger or share exchange or (z) a summary of the agreement pursuant to which the proposed transaction will be effected. If only a summary of the agreement is sent to the shareholders, the Corporation shall also send a copy of the agreement to any shareholder who requests it.

         If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

         Notwithstanding the foregoing, no notice of a meeting of shareholders need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of meetings of shareholders to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

         1.7 Waiver of Notice; Attendance at Meeting. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

         A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a

                                       3

particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         1.8 Quorum and Voting Requirements. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

         1.9 Proxies. A shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the shares were acquired and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

         1.10 Voting List. The officer or agent having charge of the share transfer books of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. For a period of ten days prior to the meeting, such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof. The original share transfer books shall be

                                       4

prima facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of the shareholders. The right of a shareholder to inspect such list prior to the meeting shall be subject to the conditions and limitations set forth by law. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.

                                   ARTICLE II
                                    DIRECTORS

         2.1 General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, and such officers and agents as the Board of Directors may elect to employ, subject to any limitation set forth in the Articles of Incorporation.

         2.2     Number and Term.  The  number of  directors  shall be  thirteen
(13). This number may be increased or decreased from time to time by amendment to these Bylaws to the extent permitted by law and by the Corporation's Articles of Incorporation. Except as provided in Section 2.5, directors shall be elected for terms of three (3) years in the manner set forth in the Articles of Incorporation and shall serve until the election of their successors. No decrease in the number of directors shall have the effect of changing the term of any incumbent director. Unless a director resigns or is removed by the majority vote of the shareholders, every director shall hold office for the term elected or until a successor to such director shall have been elected.

         2.3 Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders 120 days in advance of such meeting or (ii) with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

         Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

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(d) such other  information  regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         2.4 Election. Except as provided in Section 2.5, the directors shall be elected by the holders of the common shares at each annual meeting of shareholders or at a special meeting called for such purpose. Those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without such individual's prior consent.

         2.5 Removal; Vacancies. The shareholders may remove one or more directors with or without cause. If a director is elected by a voting group, only the shareholders of that voting group may elect to remove the director. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the shareholders only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director. A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the shareholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. The foregoing notwithstanding, the aggregate number of vacancies resulting from increases in the number of directors which may be created and filled by action of the Board of Directors between annual meetings of shareholders shall be limited to two. Any director elected by the Board of Directors shall serve until the next annual meeting of shareholders or until the election of a successor to such director.

         2.6 Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of shareholders for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman, the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

         2.7 Special Meetings. Special meetings of the Board of Directors may be called by the President, the Board of Directors or any two Directors of the Corporation and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or

                                       6

persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

         2.8 Notice of Meetings. No notice need be given of regular meetings of the Board of Directors.

         Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his or her residence or business address (or such other place as the director may have directed in writing) not less than twenty-four (24) hours before the meeting by mail, messenger, telecopy, telegraph or other means of written communication or by telephoning such notice to the director. Any such notice shall set forth the time and place of the meeting.

         2.9 Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

         A director's attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director, at the beginning of the meeting or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         2.10 Quorum; Voting. A majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects, at the beginning of the meeting or promptly upon arrival, to holding it or transacting specified business at the meeting or (ii) the director votes against or abstains from the action taken.

         2.11 Telephonic Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         2.12 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

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         2.13    Compensation.  Directors  shall not receive a stated salary for their services, but directors may be paid a fixed sum and expenses for attendance at any regular or special meeting of the Board of Directors or any meeting of any Committee and such other compensation as the Board of Directors shall determine. A director may serve or be employed by the Corporation in any other capacity and receive compensation thereafter.

         2.14 Director Emeritus. The Board may appoint to the position of Director Emeritus any retiring director who has served not less than three years as a director of the Corporation. Such person so appointed shall have the title of "Director Emeritus" and shall be entitled to receive notice of, and to attend all meetings of the Board, but shall not in fact be a director, shall not be entitled to vote, shall not be counted in determining a quorum of the Board and shall not have any of the duties or liabilities of a director under law.

         2.15 Chairman and Vice Chairman. The Chairman of the Board, if one is designated by the Board of Directors, shall preside at all meetings of the Board and of shareholders and perform such other duties as the Board shall assign from time to time. The Vice Chairman of the Board, if one is designated by the Board of Directors, shall at the request of or in the absence of the Chairman of the Board, preside at meetings of the Board and of shareholders and, when requested to do so by the Board, shall perform all of the functions of the Chairman of the Board during the absence or incapacity of the latter.

                                  ARTICLE III
                             COMMITTEES OF DIRECTORS

         3.1 Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

         3.2 Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws,
(v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; provided, however, that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

         3.3 Executive Committee. The Board of Directors may appoint an Executive Committee consisting of not less than two directors which committee shall have all of the

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authority  of the Board of  Directors  except to the extent  such  authority  is limited by the provisions of Section 3.2.

         3.4 Audit Committee. The Board of Directors shall appoint each year an Audit Committee, which shall be composed of at least three members of the Board, all of whom have no relationship to the Corporation that may, in the opinion of the Board of Directors, interfere with the exercise of their independence from management and the Corporation. In addition, the members of the Committee shall satisfy the requirements for audit committee membership imposed by the New York Stock Exchange on audit committees of listed public companies and any eligibility requirements of the Securities and Exchange Commission with regard to companies whose securities are registered under the Securities Exchange Act of 1934, as amended. The Audit Committee shall assist the Board of Directors in fulfilling its responsibility relating to the corporate accounting and reporting practices of the Corporation. Subject to the approval of the Board of Directors, the Audit Committee shall adopt and from time to time assess and revise a written charter which will specify how the Committee will carry out its responsibilities and such other matters as the Board and the Audit Committee determine are necessary or desirable.

         3.5 Nominating and Governance Committee. The Board of Directors shall appoint each year a Nominating and Governance Committee, which shall be composed of at least three members of the Board, a majority of whom shall be independent directors (as defined in Section 6.1). The functions of this Committee shall include the following:

         1. Review the performance and contributions of existing directors for the purpose of recommending whether they be nominated for a successive term.

         2. Recommend policies with regard to the size, composition and function of the Board.

         3. Suggest persons to fill vacancies on the Board and maintain files on names submitted.

         4. Assist the Chairman of the Board in carrying out an orientation program for new directors.

         5. Review and recommend to the Board changes and improvements in the functioning of the Board.

         6. Review and recommend compensation levels for non-management directors.

         3.6 Compensation and Personnel Committee. The Board of Directors shall appoint each year a Compensation and Personnel Committee, which shall be composed of at least three members of the Board, all of whom shall be independent directors (as defined in Section 6.1), and which shall have the following duties:

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         1.      Review  and   recommend   to  the  Board   current   management
                 compensation programs including salaries, bonuses and fringe benefits and the creation of new officerships.

         2. Review and report to the Board on the funding and adequacy of existing retirement programs, and recommend new programs, if appropriate. (This responsibility does not include investment policy and other responsibilities of the Trustees of the Retirement Plan.)

         3. Award and administer pursuant to existing authority, the Corporation's stock incentive programs and review and recommend similar future programs, if any.

         4. Review top management organization, assist the CEO in determining that the Corporation has adequate depth and breadth of management to carry out its expansion programs and to provide for succession in the event of retirement or the unanticipated departure of a key executive.

         5. Review the Corporation's programs for attracting, developing and compensating management personnel at lower and middle levels.

         3.7 Committee Meetings; Miscellaneous. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.

                                   ARTICLE IV
                                    OFFICERS

         4.1 Officers. The officers of the Corporation shall be a President, a Secretary, a Chief Financial Officer, and, in the discretion of the Board of Directors or the President, one or more Vice-Presidents and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

         4.2 Election; Term. Officers shall be elected by the Board of Directors. The President may, from time to time, appoint other officers. Officers elected by the Board of Directors shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Officers appointed by the President shall hold office, unless sooner removed, until their successors are appointed. The action of the President in appointing officers shall be reported to the next regular meeting of the Board of Directors after it is taken. Any officer may resign at any time upon written notice to the Board of Directors or the President and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

         4.3 Removal of Officers. The Board of Directors may remove any officer at any time, with or without cause. The President may remove any officer he appointed by the

                                       10

President at any time, with or without cause. Such action shall be reported to the next regular meeting of the Board of Directors after it is taken.

         4.4 Duties of the President. The President shall be the Chief Executive Officer of the Corporation and a member of the Board of Directors. The President, in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside at all meetings of the Board of Directors and shareholders, shall have power to call special meetings of the shareholders and directors for any purpose; may hire, appoint and discharge employees and agents of the Corporation and fix their compensation; may make and sign deeds, mortgages, deeds of trust, notes, leases, powers of attorney, contracts and agreements in the name and on behalf of the Corporation; shall have power to carry into effect all directions of the Board of Directors; and shall have general supervision of the business of the Corporation, except as may be limited by the Board of Directors, the Articles of Incorporation, or these bylaws.

         4.5 Duties of the Vice President. Such Vice Presidents, in the order designated by the Board of Directors from time to time, shall exercise all of the functions of the President during the absence or incapacity of the latter and shall perform such other duties as may be assigned to them by the Board of Directors or the President.

         4.6 Duties of the Secretary. The Secretary shall be the ex-officio clerk of the Board of Directors and shall give, or cause to be given, notices of all meetings of shareholders and directors, and all other notices required by law or by these Bylaws. The Secretary shall record the proceedings of the meetings of the shareholders, Board of Directors and committees of the Board of Directors, in books kept for that purpose and shall keep the seal of the Corporation and attach it to all documents requiring such impression unless some other officer is designated to do so by the Board of Directors. The Secretary shall also perform such other duties as may be assigned by the Board of Directors or the President.

         4.7 Duties of the Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept full and accurate books of account, and may make and sign deeds, mortgages, deeds of trust, notes, leases, contracts and agreements in the name and on behalf of the Corporation. Whenever required by the Board of Directors or the President, the Chief Financial Officer shall render a financial statement showing all transactions of the Corporation and the financial condition of the Corporation.

         4.8 Duties of the Assistant Secretary. There may be one or more Assistant Secretaries who shall exercise all of the functions of the Secretary during the absence or incapacity of the latter and such other duties as may be assigned from time to time by the Board of Directors or the President.

         4.9 Duties of Other Officers. The other officers of the Corporation, which may include Assistant Vice Presidents, a Treasurer, Assistant Treasurers, a Controller or Assistant Controllers, shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers authorized by the Board of Directors to appoint them to their respective offices. To the extent that such duties are not so stated, such officers shall have such

                                       11

authority and perform the duties which generally pertain to their respective offices, subject to the control of the President or the Board of Directors.

         4.10 Voting Securities of Other Corporations. Unless otherwise provided by the Board of Directors, each of the President or the Chief Financial Officer, in the name and on behalf of the Corporation, may appoint from time to time himself or herself or any other person (or persons) proxy, attorney or agent for the Corporation to cast the votes which the Corporation may be entitled to cast as a shareholder, member or otherwise in any other corporation, partnership or other legal entity, domestic or foreign, whose stock, interests or other securities are held by the Corporation, or to consent in writing to any action by such other entity, or to exercise any or all other powers of this Corporation as the holder of the stock, interests or other securities of such other entity. Each of the President or the Chief Financial Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation and under its corporate seal such written proxies, consents, waivers, or other instruments as may be deemed necessary or proper. Each of the President or the Chief Financial Officer may attend any meeting of the holders of stock, interests or other securities of any such other entity and vote or exercise any or all other powers of this Corporation as the holder of the stock, interest or other securities of such other entity.

         4.11    Compensation.   The   compensation   of  all  officers  of  the
Corporation shall be fixed by the Board of Directors or the Compensation and Personnel Committee.

         4.12 Bonds. The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

                                   ARTICLE V
                               EVIDENCE OF SHARES

         5.1 Form. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Alternatively, the Board of Directors may authorize the issuance of some or all shares without certificates. In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law. When issued, certificates shall be signed by the Chairman of the Board, the President or a Vice President designated by the Board and the Secretary or an Assistant Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such officer, transfer agent or registrar on the date of issue.

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         5.2     Transfer. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of shares and/or certificates representing the shares of the Corporation. Transfers of shares and/or of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares, if any, accompanied by written assignments given by the record owners thereof or their attorneys-in-fact.

         5.3 Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of any certificate representing the shares or has been otherwise communicated in accordance with the requirements of law. Unless so noted or communicated, a restriction is not enforceable against a person without knowledge of the restriction.

         5.4 Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate or a written confirmation of its records with respect to shares in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or such owner's legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

         5.5 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation's action in registering the transfer to amount to bad faith.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.1 Certain Definitions. As used in these Bylaws, the term "independent" has the following meaning: A director is considered to be independent if the individual has no relationship to the Corporation that may, in the business judgment of the Board of Directors, interfere with the exercise of his or her independence from management and the Corporation.

         6.2 Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference, the name of the Corporation. In the center shall be the word "SEAL".

         6.3 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of March of each year and end on the last day of February in the next succeeding year.

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         6.4     Amendments.  The power to alter,  amend or repeal the Bylaws or adopt new bylaws shall be vested in the Board of Directors unless otherwise provided in the Articles of Incorporation. Bylaws adopted by the Board of Directors may be repealed or changed or new bylaws adopted by the shareholders, and the shareholders may prescribe that any bylaw adopted by them may not be altered, amended or repealed by the Board of Directors.

         6.5 General. Any matters not specifically covered by these Bylaws shall be governed by the applicable provisions of the Code of Virginia in force at the time.

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